Confidential Materials omitted and filed seperately with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.3

EXHIBIT B

2013 Corporate Annual Grant Long-Term Incentive Program

Award Date:

March 15, 2013

Unit Allocation Ratio:

Wright Express Job Category	PSUs	RSUs
All Levels	60%	40%
New Hire	varies	varies

PSU = Performance Based Restricted Stock Units

RSU = Restricted Stock Unit

Vesting Schedule:

The award vests at a rate of one third each year over a 3-year period beginning on the first anniversary of the award date.

Performance-Based Restricted Stock Unit Calculations:

The number of PSUs vesting under this 2013 Corporate Annual Grant Program is based on the following:

	Payout %(1)(4)	Adjusted Net Income (40%) (2)				PPG Adj Revenue (60%)(3)
		Perf Level(3)	$(,000)			Perf Level(3)	$(,000)
Threshold	25%	80.0%	$	[**	]	85.0%	$	[**	]
	50%	90.0%	$	[**	]	92.5%	$	[**	]
Target	100%	100.0%	$	[**	]	100.0%	$	[**	]
	125%	103.5%	$	[**	]	101.3%	$	[**	]
Target/Max	150%	107.0%	$	[**	]	102.5%	$	[**	]
	175%	110.5%	$	[**	]	103.8%	$	[**	]
Max	200%	114.0%	$	[**	]	105.0%	$	[**	]

(1)	Threshold ANI performance must be achieved for any PSUs to vest.
(2)	Adjusted Net Income means Adjusted Net Income as reported in the Corporation’s Form 10-K filing reporting the Corporation’s results for the performance period (the “10-K ANI”). Notwithstanding the foregoing,in order to determine the level of performance for purposes of this Program, the Compensation Committee may exercise discretion to reduce the 10K ANI by any or all of the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges.
(3)	PPG Adjusted Revenue is reported 2013 Revenue adjusted for the difference between reported 2013 PPG and Board-approved budgeted 2013 PPG of $ [**] US and A$[**] (per liter) Australian.
(4)	Shares granted are ratable between payout levels